Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement and Release (the "Agreement") is made as of the 15th day of April, 2014, by and among Jefferies LLC f/k/a Jefferies & Company, Inc. ("Jefferies") on the one hand, and Ascent Solar Technologies, Inc. (the "Company") on the other hand. Together, the parties to this Agreement will be referred to herein as the "Parties."
WHEREAS, on or about December 14, 2010, Jefferies and the Company entered into an engagement letter (the "Engagement Letter");
WHEREAS, the Engagement Letter provides that the Company will pay Jefferies certain fees for Transactions defined therein;
WHEREAS, the Parties dispute whether the Company entered into a Transaction as contemplated by and defined in the Engagement Letter;
WHEREAS, the Parties dispute whether fees are owed to Jefferies by the Company; and
WHEREAS, to avoid the expense, inconvenience, distractions and inherent uncertainties associated with asserting and defending claims before a court of law, the Parties now desire to finally and completely settle all disputes and potential claims arising out of the Engagement Letter on the terms set forth herein and without the admission of any facts or liability.
NOW, THEREFORE, in consideration of the promises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Settlement Amount. Subject to the approval of the Colorado Housing and Finance Authority (“CHFA”), the Company agrees to pay and Jefferies agrees to accept the total sum of three million dollars ($3,000,000.00) (the "Settlement Amount") in full and final payment, satisfaction, and settlement of the current claims of Jefferies against the Company regarding the August 12, 2011 TFG Radiant transaction (the "TFG Radiant Transaction"). If, however, payment in the amount of two million dollars ($2,000,000.00) is made by the Company to Jefferies on or before August 15, 2017 (the "Reduced Settlement Amount"), and no Event of Default has occurred during that period of time, the Settlement Amount shall be deemed fully paid and satisfied.
2.Settlement Payment. To bring the settlement contemplated by this Agreement to a prompt and orderly conclusion, the Parties agree that:
(a)Beginning on April 15, 2014 and continuing on the 15th day of every month for forty (40) consecutive months, the Company shall pay to Jefferies, by wire transfer, the amount of $50,000 (the "Monthly Payment"). If the fifteenth day of a month falls on a Saturday, Sunday, or legal holiday, the Monthly Payment for that month shall be due on the next business day. The Company agrees to make Monthly Payments while the parties await final approval of the settlement by CHFA.
(b)An "Event of Default" shall occur if (i) the Company fails to timely make any payment as required by Section 2(a) of this Agreement, and/or (ii) a voluntary or involuntary petition for bankruptcy is filed with respect to the Company under the United States Bankruptcy Code. If an Event of Default occurs, the Company agrees that, without further notice, the entire outstanding Settlement Amount shall be immediately due and payable.
(c)    The Company shall have the right to complete payment of the Reduced Settlement Amount sooner than required by the monthly payment schedule set forth in Section 2(a). If the Company completes payment of the Reduced Settlement Amount earlier than required by the monthly payment schedule, and no Event of Default has occurred during that time, the Company’s obligation to pay the Settlement Amount under this Agreement shall be deemed fully paid and satisfied.

3.Method of Settlement Payment. Payments made pursuant to this Agreement shall be made by the Company by wiring the Monthly Payment as required by Section 2(a) to Jefferies at:

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4.Deed of Trust. The Company agrees, within three (3) business days after receipt of the approval of CHFA, to deliver to Jefferies a Deed of Trust in the form attached as Exhibit A hereto but with such changes as may be agreed to by Jefferies and CHFA in their respective discretion (the "Jefferies Deed of Trust"), granting Jefferies a second lien security interest (subordinate only to the security interest of CHFA) with respect to the real property and fixtures located at 12300 North Grant Street, Thornton, Colorado. In the event of the occurrence of any Event of Default, the Company agrees that Jefferies may immediately invoke its power of sale and all other remedies permitted by law pursuant to the Jefferies Deed of Trust. The Company represents that it has commenced the approval process with CHFA for the Settlement Amount and for the Jefferies Deed of Trust. The Company agrees to use its best efforts to obtain approval of the Settlement Amount and the Jefferies Deed of Trust from CHFA and to deliver such approvals and the Jefferies Deed of Trust no later than June 13, 2014.
5.Confession of Judgment. Simultaneously with the execution of this Agreement, the Company shall deliver to Jefferies a Confession of Judgment in the form attached as Exhibit B hereto, in the amount of three million dollars ($3,000,000.00). The Confession of Judgment shall be held in escrow by counsel for Jefferies until such time as CHFA approves the settlement and the Company delivers to Jefferies the Jefferies Deed of Trust. After CHFA approves the settlement and Jefferies receives the Jefferies Deed of Trust, the Company agrees that, in the event of the occurrence of any Event of Default, Jefferies may immediately file such Confession of Judgment in the Supreme Court for the State of New York, New York County and may obtain judgment thereon.
6.Termination. If the Company does not deliver the Jefferies Deed of Trust by June 13, 2014, either of the parties may terminate this Agreement by providing written notice to other of their election to terminate the Agreement. If either Party terminates the Agreement, all of the parties’ rights and obligations under the Agreement shall immediately cease, except that the Company shall forfeit the Monthly Payments it has made to Jefferies. If either Party terminates this Agreement, Jefferies shall have the right to fully pursue any and all of its claims against the Company, and the Company shall have the right to fully defend itself against any claims pursued by Jefferies. For the avoidance of doubt, termination of this Agreement shall not terminate the Engagement Letter, including without limitation the indemnification provisions of Section 6 thereof.
7.Releases. For and in exchange for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following releases shall become effective upon the Company’s completion of payment of the Reduced Settlement Amount to Jefferies:
A.In favor of the Company:
For and in exchange for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, except as set forth in paragraph 6(A)(i) herein, Jefferies, on its own behalf and on behalf of its respective parent companies, affiliates, successors, predecessors, subsidiaries, divisions, branches, units, parents, heirs, personal representatives and assigns, and each of their current or former agents, officers, directors, shareholders, members and employees (collectively, "Releasors"), hereby completely release and discharge the Company, and its respective parent companies, affiliates, successors, predecessors, subsidiaries, divisions, branches, units, parents, heirs, personal representatives and assigns, and each of their current or former agents, officers, directors, shareholders, members, employees, partners (collectively, "Releasees") from any and all claims, counterclaims, defenses, causes of action, demands, damages, liabilities, expenses, fees, costs, including attorneys’ fees, which Releasors could have asserted, or that the Releasors had or may have by reason of any acts or omissions up to and including the date of this Agreement, releasing to the fullest extent permitted by law all manners of action, causes of action, judgments, executions, debts, demands, rights, promises, damages, costs, expenses and claims of every kind, nature and character whatsoever, whether in law or in equity, whether based on contact (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (including, without limitation, intentional torts, fraud, misrepresentation, defamation, breaches of alleged fiduciary duty, recklessness, gross negligence, or negligence) or otherwise, accrued or unaccrued, known or unknown, matured, unmatured, liquidated or unliquidated, whether in their own right, or by reason of assignment, for, upon, or by any matter, cause or thing, whatsoever. The Releasors, and each of them, acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true with respect to the Agreement and agree that this Agreement and the releases contained herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.
(i)Breach of Settlement Agreement. Nothing in this Agreement, including paragraph 6(A) herein, shall release the Company from any claim brought by Jefferies for breach of this Agreement, and the foregoing releases in favor of the Company shall not place any limitation on the Company’s obligations under this Agreement or Jefferies' ability to bring suit for breach of this Agreement.
(ii)Indemnification Obligations. Nothing in this Agreement, including paragraph 6(A) herein, shall release the Company from its indemnification obligations as set forth in Section 6 of the Engagement Letter entitled, "Indemnification, etc." and Schedule A thereto. The Company’s indemnification obligations set forth in the Engagement Letter are still in full force and effect and are incorporated herein. The foregoing releases in favor of the Company shall not place any limitation on the Company’s indemnification obligations under Section 6 and Schedule A of the Engagement Letter or Jefferies' ability to seek indemnity pursuant to such provisions.
B.In favor of Jefferies:
For and in exchange for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, on its own behalf and on behalf of each of its respective parent companies, affiliates, successors, predecessors, subsidiaries, divisions, branches, units, parents, heirs, personal representatives and assigns, and each of their current or former agents, officers, directors, shareholders, members and employees (collectively, "the Company Releasors"), hereby completely release and discharge Jefferies, and its respective parent companies, affiliates, successors, predecessors, subsidiaries, divisions, branches, units, parents, heirs, personal representatives and assigns, and each of their current or former agents, officers, directors, shareholders, members, employees, partners (collectively, "Jefferies Releasees") from any and all claims, counterclaims, defenses, causes of action, demands, damages, liabilities, expenses, fees, costs, including attorneys’ fees, which the Company Releasors could have asserted, or that the Company Releasors had or may have by reason of any act or omissions up to and including the date of this Agreement, releasing to the fullest extent permitted by law all manners of action, causes of action, judgments, executions, debts, demands, rights, promises, damages, costs, expenses and claims of every kind, nature and character whatsoever, whether in law or in equity, whether based on contract (including, without limitation, quasi-contract or estoppel), statute, regulation, tort (including, without limitation, intentional torts, fraud, misrepresentation, defamation, breaches of alleged fiduciary duty, recklessness, gross negligence, or negligence) or otherwise, accrued or unaccrued, known or unknown, matured or unmatured, liquidated or unliquidated, whether in their own right, or by reason of assignment, for, upon, or by any matter, cause or thing, whatsoever. The Company Releasors, and each of them, acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true with respect to the Agreement and agree that this Agreement and the releases contained herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.
(i)    Breach of Settlement Agreement. Nothing in this Agreement, including paragraph 6(B) herein, shall release Jefferies from any claim brought by the Company for breach of this Agreement, and the foregoing releases in favor of Jefferies shall not place any limitation on Jefferies’ obligations under this Agreement or Jefferies’ ability to bring suit for breach of this Agreement.
8.Dismissal of Action. Within five (5) business days of the delivery by the Company to Jefferies of the Jefferies Deed of Trust, the Parties shall execute, and cause to be filed, a Stipulation of Dismissal With Prejudice, in the form attached as Exhibit C hereto, with respect to the action pending in the Commercial Division of the Supreme Court of the State of New York, County of New York, captioned Jefferies & Company, Inc. v. Ascent Solar Technologies, Inc., Index No. 652862/2011.
9.Representations. Each Party represents and warrants to the other Party, that (i) the execution, delivery and performance by such Party of this Agreement is within the powers of such Party and have been duly authorized by all necessary action on the part of such Party, (ii) this Agreement has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party and their successors and assignees in accordance with the terms hereof, (iii) it is not relying upon any statements, understandings, representations, expectations or agreements other than those expressly set forth in this Agreement, (iv) it has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, which it enters into voluntarily and of its own choice and not under coercion or duress, (v) it has made its own investigation of the facts and is relying upon its own knowledge and/or the advice of its counsel, and (vi) it knowingly waives any and all claims that this Agreement was induced by any misrepresentation or non-disclosure and knowingly waives any and all rights to rescind or avoid this Agreement based upon presently existing facts, known or unknown.
10.No Admission of Liability. This Agreement is a compromise of disputed claims and shall not be treated for any purpose as an admission of liability by any party and is not an admission.
11.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of the choice-of-law principles thereof.
12.Exclusive Jurisdiction. The Parties agree that any dispute, claim or controversy directly or indirectly relating to or arising out of this Agreement shall be commenced in the Commercial Division of the Supreme Court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters and shall decide the merits of each claim on the basis of the internal laws of the State of New York without regard to principles of conflicts of law. The Company and Jefferies agree and consent to personal jurisdiction, service of process and venue of such courts, waive all right to trial by jury for any claim and agree not to assert the defense of forum non conveniens. The Company and Jefferies also agree that service of process may be effected through next-day delivery using a nationally-recognized overnight courier or personally delivered to the Parties. The Company and Jefferies further agree that a final non-appealable judgment in respect of any claim brought in any such court shall be binding and may be enforced in any other court having jurisdiction over the party against whom the judgment is sought to be enforced.
13.Entire Agreement: This Agreement reflects the complete understanding of the Parties and may not be amended orally.
14.Interpretation. The Parties acknowledge that this Agreement represents the combined efforts of negotiation and drafting of the Parties and their attorneys and that any ambiguity shall not be construed against any Party.
15.Counterparts. This Agreement may be executed in two or more counterparts, including by email or facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
16.No Modification. This Agreement shall not be modified in any way except by a writing signed by all Parties hereto.
The foregoing sets forth the relationship between the Parties as evidenced by the signatures below.

Dated: Thornton, Colorado April 16, 2014	Dated: New York, New York April 16, 2014
Ascent Solar Technologies, Inc. By: /s/ Victor Lee Name: Victor Lee Title: Chief Executive Officer	Jefferies LLC By: /s/ Jennifer A. Kane Name: Jennifer A. Kane Title: Assistant General Counsel

EXHIBIT A

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (TD74-8-10) (Mandatory 1-11)

IF THIS FORM IS USED IN A CONSUMER CREDIT TRANSACTION, CONSULT LEGAL COUNSEL. THIS IS A LEGAL INSTRUMENT. IF NOT UNDERSTOOD, LEGAL, TAX OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING.

DEED OF TRUST

(Assumable – Not Due on Transfer)

THIS DEED OF TRUST is made this ______ day of April ______, 20 14 between Ascent Solar Technologies, Inc. ______ (Borrower), whose address is 12300 North Grant Street Thornton, CO 80241 ______; and the Public Trustee of the County in which the Property (see § 1) is situated (Trustee); for the benefit of Jefferies LLC ______ (Lender), whose address is ______.

Borrower and Lender covenant and agree as follows:

1. **Property in Trust.** Borrower, in consideration of the indebtedness herein recited and the trust herein created, hereby grants and conveys to Trustee in trust, with power of sale, the following legally described property located in the ______ County of Adams ______, State of Colorado:

known as No. 12300 North Grant Street (Street Address) Thornton (City) CO (State) 80241 (Zip) (Property Address), together with all its appurtenances (Property).

2. **Settlement Agreement: Other Obligations Secured.** This Deed of Trust is given to secure to Lender:

2.1. the repayment of the indebtedness evidenced by the Settlement Agreement dated ______ in the principal sum of Three Million ______ Dollars (U.S. $ 3,000,000), with interest on the unpaid principal balance from ______ until paid, at the rate of ______ percent per annum, with principal and interest payable at ______ or such other place as Lender may designate, in 40 ______ payments of Fifty Thousand ______ Dollars (U.S. $ 50,000), due on the 15th ______ day of each month ______ beginning April 15, 2014, along with a final payment of $1,000,000 due on August 15, 2017; such payments to continue until the entire indebtedness evidenced by said Settlement Agreement is fully paid; however, if not sooner paid, the entire principal amount outstanding and accrued interest thereon shall be due and payable on ______; and Borrower is to pay to Lender a late charge of ______% of any payment not received by Lender within ______ days after payment is due; and Borrower has the right to prepay the principal amount outstanding under said Settlement Agreement, in whole or in part, at any time without penalty except ______;

2.2. the payment of all other sums, with interest thereon at ______% per annum, disbursed by Lender in accordance with this Deed of Trust to protect the security of this Deed of Trust; and

2.3. the performance of the covenants and agreements of Borrower herein contained.

3. **Title.** Borrower covenants that Borrower owns and has the right to grant and convey the Property, and warrants title to the same, subject to general real estate taxes for the current year, easements of record or in existence, and recorded declarations, restrictions, reservations and covenants, if any, as of this date; and subject to the security interest of the Colorado Housing and Finance Authority.

4. **Payment of Principal and Interest.** Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Settlement Agreement, and late charges as provided in the Settlement Agreement and shall perform all of Borrower's other covenants contained in the Settlement Agreement.

5. **Application of Payments.** All payments received by Lender under the terms hereof shall be applied by Lender first in to amounts disbursed by Lender pursuant to § 9 (Protection of Lender's Security), and the balance in accordance with the terms and conditions of the Settlement Agreement.

6. **Prior Mortgages and Deeds of Trust; Charges; Liens.** Borrower shall perform all of Borrower's obligations under any prior deed of trust and any other prior liens. Borrower shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may have or attain a priority over this Deed of Trust, and leasehold payments or ground rents, if any, by Borrower making payment when due, directly to the payee thereof. Despite the foregoing, Borrower shall not be required to make payments otherwise required by this section if Borrower, after notice to Lender, shall in good faith contest such obligation by, or defend enforcement of such obligation in, legal proceedings which operate to prevent the enforcement of the obligation or

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forfeiture of the Property or any part thereof, only upon Borrower making all such contested payments and other payments as ordered by the court to the registry of the court in which such proceedings are filed.

7. Property Insurance. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire or hazards included within the term "extended coverage" in an amount at least equal to the lesser of (a) the insurable value of the Property or (b) an amount sufficient to pay the sums secured by this Deed of Trust as well as any prior encumbrances on the Property. All of the foregoing shall be known as "Property Insurance."

The insurance carrier providing the insurance shall be qualified to write Property Insurance in Colorado and shall be chosen by Borrower subject to Lender's right to reject the chosen carrier for reasonable cause. All insurance policies and renewals thereof shall include a standard mortgage clause in favor of Lender, and shall provide that the insurance carrier shall notify Lender at least ten (10) days before cancellation, termination or any material change of coverage. Insurance policies shall be furnished to Lender at or before closing. Lender shall have the right to hold the policies and renewals thereof.

In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

Insurance proceeds shall be applied to restoration or repair of the Property damaged, provided said restoration or repair is economically feasible and the security of this Deed of Trust is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Deed of Trust would be impaired, the insurance proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. If the Property is abandoned by Borrower, or if Borrower fails to respond to Lender within 30 days from the date notice is given in accordance with § 16 (Notice) by Lender to Borrower that the insurance carrier offers to settle a claim for insurance benefits, Lender is authorized to collect and apply the insurance proceeds, at Lender's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in § 4 (Payment of Principal and Interest) or change the amount of such installments. Notwithstanding anything herein to the contrary, if under § 18 (Acceleration; Foreclosure; Other Remedies) the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

All of the rights of Borrower and Lender hereunder with respect to insurance carriers, insurance policies and insurance proceeds are subject to the rights of any holder of a prior deed of trust with respect to said insurance carriers, policies and proceeds.

8. Preservation and Maintenance of Property. Borrower shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property and shall comply with the provisions of any lease if this Deed of Trust is on a leasehold. Borrower shall perform all of Borrower's obligations under any declarations, covenants, by-laws, rules, or other documents governing the use, ownership or occupancy of the Property.

9. Protection of Lender's Security. Except when Borrower has exercised Borrower's rights under § 6 above, if Borrower fails to perform the covenants and agreements contained in this Deed of Trust, or if a default occurs in a prior lien, or if any action or proceeding is commenced which materially affects Lender's interest in the Property, then Lender, at Lender's option, with notice to Borrower if required by law, may make such appearances, disburse such sums and take such action as is necessary to protect Lender's interest, including, but not limited to:

9.1. any general or special taxes or ditch or water assessments levied or accruing against the Property;

9.2. the premiums on any insurance necessary to protect any improvements comprising a part of the Property;

9.3. sums due on any prior lien or encumbrance on the Property;

9.4. if the Property is a leasehold or is subject to a lease, all sums due under such lease;

9.5. the reasonable costs and expenses of defending, protecting, and maintaining the Property and Lender's interest in the Property, including repair and maintenance costs and expenses, costs and expenses of protecting and securing the Property, receiver's fees and expenses, inspection fees, appraisal fees, court costs, attorney fees and costs, and fees and costs of an attorney in the employment of Lender or holder of the certificate of purchase;

9.6. all other costs and expenses allowable by the evidence of debt or this Deed of Trust; and

9.7. such other costs and expenses which may be authorized by a court of competent jurisdiction.

Borrower hereby assigns to Lender any right Borrower may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance.

Any amounts disbursed by Lender pursuant to this § 9, with interest thereon, shall become additional indebtedness of Borrower secured by this Deed of Trust. Such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof, and Lender may bring suit to collect any amounts so disbursed plus interest specified in § 2.2 (Settlement Agreement: Other Obligations Secured). Nothing contained in this § 9 shall require Lender to incur any expense or take any action hereunder.

10. Inspection. Lender may make or cause to be made reasonable entries upon and inspection of the Property, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefore related to Lender's interest in the Property.

11. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and

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shall be paid to Lender as herein provided. However, all of the rights of Borrower and Lender hereunder with respect to such proceeds are subject to the rights of any holder of a prior deed of trust.

In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. In the event of a partial taking of the Property, the proceeds remaining after taking out any part of the award due any prior lien holder (net award) shall be divided between Lender and Borrower, in the same ratio as the amount of the sums secured by this Deed of Trust immediately prior to the date of taking bears to Borrower's equity in the Property immediately prior to the date of taking. Borrower's equity in the Property means the fair market value of the Property less the amount of sums secured by both this Deed of Trust and all prior liens (except taxes) that are to receive any of the award, all at the value immediately prior to the date of taking.

If the Property is abandoned by Borrower or if, after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within 30 days after the date such notice is given, Lender is authorized to collect and apply the proceeds, at Lender's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in § 4 (Payment of Principal and Interest) nor change the amount of such installments.

12. Borrower not Released. Extension of the time for payment or modification of amortization of the sums secured by this Deed of Trust granted by Lender to any successor in interest of Borrower shall not operate to release, in any manner, the liability of the original Borrower, nor Borrower's successors in interest, from the original terms of this Deed of Trust. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason of any demand made by the original Borrower nor Borrower's successors in interest.

13. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by law, shall not be a waiver or preclude the exercise of any such right or remedy.

14. Remedies Cumulative. Each remedy provided in the Settlement Agreement and this Deed of Trust is distinct from and cumulative to all other rights or remedies under the Settlement Agreement and this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently or successively.

15. Successors and Assigns Bound; Joint and Several Liability; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower. All covenants and agreements of Borrower shall be joint and several. The captions and headings of the sections in this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

16. Notice. Except for any notice required by law to be given in another manner, (a) any notice to Borrower provided for in this Deed of Trust shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first class U.S. mail, addressed to Borrower at Borrower's address stated herein or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be in writing and shall be given and be effective upon (1) delivery to Lender or (2) mailing such notice by first class U.S. mail, to Lender's address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Borrower or Lender when given in any manner designated herein.

17. Governing Law; Severability. The Settlement Agreement and this Deed of Trust shall be governed by the law of Colorado. In the event that any provision or clause of this Deed of Trust or the Settlement Agreement conflicts with the law, such conflict shall not affect other provisions of this Deed of Trust or the Settlement Agreement which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and Settlement Agreement are declared to be severable.

18. Acceleration; Foreclosure; Other Remedies. Upon Borrower's breach of any covenant or agreement of Borrower in this Deed of Trust, or upon any default in a prior lien upon the Property, (unless Borrower has exercised Borrower's rights under § 6 above), at Lender's option, all of the sums secured by this Deed of Trust shall be immediately due and payable (Acceleration). To exercise this option, Lender may invoke the power of sale and any other remedies permitted by law. Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in this Deed of Trust, including, but not limited to, reasonable attorney's fees.

If Lender invokes the power of sale, Lender shall give written notice to Trustee of such election. Trustee shall give such notice to Borrower of Borrower's rights as is provided by law. Trustee shall record a copy of such notice and shall cause publication of the legal notice as required by law in a legal newspaper of general circulation in each county in which the Property is situated, and shall mail copies of such notice of sale to Borrower and other persons as prescribed by law. After the lapse of such time as may be required by law, Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder for cash at the time and place (which may be on the Property or any part thereof as permitted by law) in one or more parcels as Trustee may think best and in such order as Trustee may determine. Lender or Lender's designee may purchase the Property at any sale. It shall not be obligatory upon the purchaser at any such sale to see to the application of the purchase money.

Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable Trustee's and attorney's fees and costs of title evidence; (b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the person or persons legally entitled thereto.

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19. Borrower's Right to Cure Default. Whenever foreclosure is commenced for nonpayment of any sums due hereunder, the owners of the Property or parties liable hereon shall be entitled to cure said defaults by paying all delinquent principal and interest payments due as of the date of cure, costs, expenses, late charges, attorney's fees and other fees all in the manner provided by law. Upon such payment, this Deed of Trust and the obligations secured hereby shall remain in full force and effect as though no Acceleration had occurred, and the foreclosure proceedings shall be discontinued.

20. Assignment of Rents; Appointment of Receiver; Lender in Possession. As additional security hereunder, Borrower hereby assigns to Lender the rents of the Property; however, Borrower shall, prior to Acceleration under § 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

Lender or the holder of the Trustee's certificate of purchase shall be entitled to a receiver for the Property after Acceleration under § 18 (Acceleration; Foreclosure; Other Remedies), and shall also be so entitled during the time covered by foreclosure proceedings and the period of redemption, if any; and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Borrower or of the then owner of the Property, and without regard to the value thereof. Such receiver may be appointed by any Court of competent jurisdiction upon ex parte application and without notice; notice being hereby expressly waived.

Upon Acceleration under § 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, Lender, in person, by agent or by judicially-appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents of the Property including those past due. All rents collected by Lender or the receiver shall be applied, first to payment of the costs of preservation and management of the Property, second to payments due upon prior liens, and then to the sums secured by this Deed of Trust. Lender and the receiver shall be liable to account only for those rents actually received.

21. Release. Upon payment of all sums secured by this Deed of Trust, Lender shall cause Trustee to release this Deed of Trust and shall produce for Trustee the Settlement Agreement. Borrower shall pay all costs of recordation and shall pay the statutory Trustee's fees. If Lender shall not produce the Settlement Agreement as aforesaid, then Lender, upon notice in accordance with § 16 (Notice) from Borrower to Lender, shall obtain, at Lender's expense, and file any lost instrument bond required by Trustee or pay the cost thereof to effect the release of this Deed of Trust.

22. Waiver of Exemptions. Borrower hereby waives all right of homestead and any other exemption in the Property under state or federal law presently existing or hereafter enacted.

23. Borrower's Copy. Borrower acknowledges receipt of a copy of the Settlement Agreement and this Deed of Trust.

EXECUTED BY BORROWER.

12/346380_2

4

IF BORROWER IS CORPORATION:
ATTEST:

____
Ascent Solar Technologies, Inc.

____
Secretary

By ____
President

(SEAL)

STATE OF COLORADO
______________COUNTY OF ____________________

The foregoing instrument was acknowledged before me this _________day of________________________, 20_____, by
*____.

Witness my hand and official seal.
My commission expires: ______________________________

____
Notary Public

*If a natural person or persons, insert the name(s) of such person(s). If a corporation, insert, for example, "John Doe as President and Jane Doe as Secretary of Doe & Co., a Colorado corporation." If a partnership, insert, for example, "Sam Smith as general partner in and for Smith & Smith, a general partnership." A Statement of Authority may be required if borrower is a limited liability company or other entity (§ 38-30-172, C.R.S.)

12/346380_2

5

EXHIBIT B

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
X
CREDITOR JEFFERIES LLC, Plaintiff, -against- DEBTOR ASCENT SOLAR TECHNOLOGIES, INC., Defendant.	: : : : : : : :	Index No. ________
X

AFFIDAVIT OF CONFESSION OF JUDGMENT
Victor Lee, being duly sworn, deposes and says that he is the Chief Executive Officer of Ascent Solar Technologies, Inc. ("Ascent") and is duly authorized to make this affidavit on behalf of Ascent. Ascent hereby confesses judgment herein and consents to the entry thereof against it in Supreme Court, New York County, New York, as hereafter conditioned.
This confession of judgment is for a debt justly due to the Plaintiff arising from the following facts:
Ascent, as obligor, defaulted in payment due Jefferies LLC ("Jefferies") arising out of the Settlement Agreement and Release (the "Agreement") signed by and among Ascent and Jefferies on April 15, 2014. Ascent owes Jefferies $3,000,000.00 as a result of its failure to pay the sum due to Jefferies as required by Section 2(a) of the Agreement and/or due to a voluntary or involuntary petition for bankruptcy filed with respect to Ascent under the United States Bankruptcy Code.
By: __________________________
Victor Lee
Title: Chief Executive Officer
Ascent Solar Technologies, Inc.

STATE OF COLORADO     )
     ss.:
COUNTY OF ADAMS             )

Sworn to before me this ______
day of _____________, 2014.
__________________________________
Notary Public

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
X
CREDITOR JEFFERIES LLC, Plaintiff, -against- DEBTOR ASCENT SOLAR TECHNOLOGIES, INC., Defendant.	: : : : : : : :	Index No. ________
X

JUDGMENT BY CONFESSION

Amount confessed…………………………………………………… $3,000,000.00
Costs by Statute.………………………………………..15.00
Filing Fee……………………………………………….45.00
Transcripting Fees………………………………………16.00
Execution Fee…………………………………………..45.00
Cost Total………………….. + 121.00
Judgment Total……………………………………………… $3,000,121.00

ATTORNEY'S AFFIRMATION
STATE OF NEW YORK, COUNTY OF NEW YORK
The undersigned, an attorney at law of the State of New York, affirms that he a Partner with the law firm of Herbert Smith Freehills New York, attorneys for the plaintiff herein and states that the disbursements above specified are correct and true and have been or will necessarily be made or incurred herein and are reasonable in amount and affirms this statement to be true under the penalties of perjury.
Dated: __________________20____

_______________________________
Scott S. Balber, Esq.

JUDGMENT entered the ____ day of ______________, 20___.
On filing the foregoing Affidavit of Confession of Judgment made by the defendant Ascent Solar Technologies, Inc. herein, sworn to the _____ day of __________________, 20___.
NOW, ON MOTION OF Herbert Smith Freehills New York LLP, attorneys for plaintiff, it is
ADJUDGED that plaintiff, Jefferies LLC, residing at 520 Madison Avenue, 10th Floor, New York, NY 10022, does recover of the defendant, Ascent Solar Technologies, Inc., residing at 12300 North Grant Street, Thornton, CO 80241, the sum of $3,000,000.00; together with $121.00 costs and disbursements, amounting in all to the sum of $3,000,121.00; and that the plaintiff have execution therefor.
_______________________________
Clerk